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                          VALUE LINE TAX EXEMPT FUND, INC.-
                                MONEY MARKET PORTFOLIO
                  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
                                      EXHIBIT 16


Year(s) Ended 02/28/97:            1 year         5 years       10 years
                                   ------         -------       --------
Initial Investment:                 1,000           1,000          1,000
Balance at End of Period:           1,026           1,122          1,418
Change:                                26             122            418

Percentage Change:                  2.56%          12.17%         41.79%

Average Annual Total Return:        2.56%           2.32%          3.55%

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                          VALUE LINE TAX EXEMPT FUND, INC.-
                                 HIGH-YIELD PORTFOLIO
                  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
                                      EXHIBIT 16


Year(s) Ended 02/28/97:            1 year         5 years       10 years
                                   ------         -------       --------
Initial Investment:                 1,000           1,000          1,000
Balance at End of Period:           1,049           1,364          1,914
Change:                                49             364            914

Percentage Change:                  4.86%          36.38%         91.38%

Average Annual Total Return:        4.86%           6.40%          6.71%